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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and the Registration Statement on Form S-8 (No.333-34695) of Total Renal Care Holdings, Inc. of our report dated July 14, 1995, except for Note 9 as to which the date is July 24, 1995, on our audit of the Wichita Dialysis Group as of December 31, 1994 and for the year then ended, appearing in the Annual Report on Form 10-K/A of Renal Treatment Centers, Inc. and Subsidiaries for the year ended December 31, 1996.


/s/ BAIRD, KURTZ & DOBSON
Baird, Kurtz & Dobson
Wichita, Kansas
June 3, 1998